EXHIBIT 99.3

April 3, 2022

Christopher Smith

Re: Restricted Stock Agreement Amendment

Dear Chris:

This letter sets forth our agreement with respect to certain terms and conditions of your outstanding restricted shares previously granted under the Company’s 2014 Equity Incentive Plan (the “Plan”). This letter does not address the terms and conditions of your outstanding stock options, which are addressed in that certain Special Advisor Agreement previously entered into between you and Coronado Topco, Inc. (“Topco”) (as it may be amended from time to time, the “Advisor Agreement”).

In the event the Transaction Closing (as defined below) does not occur for any reason, this letter shall be null and void ab initio and shall have no force or effect.

Performance Based Restricted Shares

Reference is made to that certain Restricted Stock Agreement Grant Notice (“Restricted Stock Agreement”) between you and a predecessor to Ortho Clinical Diagnostics Holdings PLC (the “Company”) dated September 30, 2020, pursuant to which you were granted 200,000 restricted shares (“Performance-Based Restricted Shares”) under the Plan. Capitalized terms not otherwise defined herein have the meaning set forth in the Restricted Stock Agreement or the Plan, as applicable. The Performance-Based Restricted Shares were adjusted in connection with the Company’s initial public offering and related restructuring transaction and as of the date hereof 159,340 Performance-Based Restricted Shares (consisting of the Third Tranche Limited Shares, the Fourth Tranche Limited Shares, the Third Tranche Unlimited Shares and the Fourth Tranche Unlimited Shares) remain unvested. Section 2.2(a) of the Restricted Stock Agreement provides that the Restricted Shares will vest upon a Change in Control that occurs after the date of an IPO if the consideration paid in the Change in Control exceeds certain share prices (the “Vesting Hurdles”).

Further reference is made to that certain Business Combination Agreement by and among Quidel Corporation, Topco, the Company, Laguna Merger Sub, Inc., Orca Holdco, Inc. and Orca Holdco 2, Inc. dated as of December 22, 2021 (the “BCA” and the transactions contemplated therein, the “Combinations”).

Notwithstanding the terms of the Restricted Stock Agreement, this letter hereby amends the vesting provisions of the Restricted Stock Agreement to provide for the following, provided in each case that the applicable Vesting Hurdle is not attained at the time of the Combinations.

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Notwithstanding anything in the Restricted Stock Agreement to the contrary, the Fourth Tranche Unlimited Shares (39,385 shares) shall be forfeited for no consideration upon the consummation of the Combinations (the “Transaction Closing”).
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Notwithstanding anything in the Restricted Stock Agreement to the contrary, the Third Tranche Limited Shares (39,385 shares) shall vest on July 28, 2022 (or, if later, the date of the Transaction Closing), subject only to your continued service with Topco or its Affiliates in any capacity, whether as a member of Topco’s board of directors, as a special advisor to Topco (whether pursuant to that certain Special Advisor Agreement entered into between you and Topco, as it may be amended from time to time, or otherwise), or otherwise (any such form of service is referred to herein in “Topco Service”) through such vesting date. For the avoidance of doubt, the share price Vesting Hurdle shall not apply.
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Notwithstanding anything in the Restricted Stock Agreement to the contrary, the Fourth Tranche Limited Shares (39,385 shares) shall vest on February 28, 2023 (or, if later, the date of the Transaction Closing), subject only to your continued Topco Service through such vesting date. For the avoidance of doubt, the share price Vesting Hurdle shall not apply.
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Notwithstanding anything in the Restricted Stock Agreement to the contrary, the Third Tranche Unlimited Shares (39,385 shares) shall vest on the one year anniversary of the Transaction Closing, subject only to your continued Topco Service through such vesting date. For the avoidance of doubt, the share price Vesting Hurdle shall not apply.
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In the event that you are removed from or asked to leave the board of directors of Topco following the Transaction Closing, other than your voluntary resignation or termination or removal for Cause (as such term is defined in your Employment Agreement (as defined below)), then all Performance-Based Restricted Shares that are then outstanding and unvested (excluding, for the avoidance of doubt, the Fourth Tranche Unlimited Shares) shall vest in full immediately upon such removal.

Time-Based Restricted Shares

Reference is made to that certain Restricted Stock Agreement Grant Notice (the “Time-Based Agreement”) under the 2014 Plan, pursuant to which you were granted restricted shares with time-based vesting (the “Time-Based Shares”). As of the date hereof, 159,340 Time-Based Shares are scheduled to vest on September 9, 2022. The Company hereby confirms that in accordance with the terms of the Time-Based Agreements, the Time-Based Shares will continue to vest according to the terms of such agreements subject to your Topco Service through such vesting date. For the avoidance of doubt, the foregoing does not reflect a change to the existing provisions of the Time-Based Agreement.

The Company further agrees that in the event that you are removed from or asked to leave the board of directors of Topco following the Transaction Closing, other than your voluntary resignation or termination or removal for Cause (as such term is defined in your Employment Agreement), then all Time-Based Shares that are then outstanding and unvested shall vest in full immediately upon such removal.

Restrictive Covenants

Reference is made to your amended and restated Employment Agreement with the Company dated as of January 18, 2021 (the “Employment Agreement”). In connection with the Combinations and in consideration for the amendments to the Restricted Stock Agreement and the Time-Based Agreement set forth herein and for the confidential information to be provided to you by the Company, Topco and the other parties to the BCA, the Company deems it to be valuable and desirable for the Company and Topco to obtain from you an extension to the duration of your non-competition covenants as set forth in your Employment Agreement. Therefore in consideration of the foregoing and for other good and valuable consideration, you agree that for purposes of Section 5 of the Employment Agreement (Competition), the Restriction Period (as such term is defined in the Employment Agreement) shall continue during your period of Topco Service and shall continue until and end on the date that is two years after the last day of your Topco Service. Section 5 (Competition) as modified hereby, Section 8 (Injunctive Relief) and Section 11(k) (Enforcement) of the Employment Agreement are deemed incorporated herein. For purposes of the application of Section 5 of the Employment Agreement following the Transaction Closing, the “Business” as defined in the Employment Agreement shall encompass only those aspects of the Company’s business as it exists prior to the Transaction Closing. The Company also agrees that your service as a member of the board of directors of or in a similar capacity with Osler Diagnostics shall not constitute a violation of the non-competition terms hereof or of your Employment Agreement.

Except as described above, all other terms and conditions of the Restricted Stock Agreement, the Time-Based Agreement and the Employment Agreement remain unchanged. This letter, the Plan, and the Restricted Stock Agreement and Time-Based Agreement (as modified by this letter) constitute the entire agreement between you and the Company regarding the Restricted Stock Agreement and the Time-Based Agreement, and supersede in their entirety all prior undertakings and agreements between you and the Company regarding the Restricted Stock Agreement and the Time-Based Agreement.

To accept the amendment to the Restricted Stock Agreement and the Time-Based Agreement and the extension of the Competition provisions of the Employment Agreement as described in this letter, please sign and date this letter where indicated below and return a copy to the Company.

If you have any questions, please do not hesitate to contact me.

Sincerely,

Ortho Clinical Diagnostics Holdings plc

/s/ Joseph M. Busky

Name: Joseph M. Busky

Title: Chief Financial Officer

Agreed and Accepted:

/s/ Christopher Smith

Christopher Smith

Date: April 3, 2022